UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2013

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

310-787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Approval of FY2013 Executive Officer Bonus Awards and Approval of FY2014 Executive Officer Target Awards
Approval of FY2013 Executive Officer Bonus Awards
On October 8, 2013, the Compensation Committee of Farmer Bros. Co., a Delaware corporation (the “Company”), approved the following executive officer bonus awards for the fiscal year ended June 30, 2013 under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), a copy of which was previously filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008:

Name	Fiscal 2013 Target Award	Fiscal 2013 Target Award as Percentage of Fiscal 2013 Base Salary	Pro Rata Fiscal 2013 Target Award	Corporate Performance Goals (Weight)	Individual Performance Goals (Weight)	Fiscal 2013 Actual Bonus Award
Michael H. Keown	$475,000	100%	$—	80%	20%	$536,274
Mark J. Nelson(1)	$154,000	55%	$32,200	80%	20%	$36,354
Mark A. Harding(2)	$128,250	50%	$—	80%	20%	$142,908
Thomas W. Mortensen(2)	$128,250	50%	$—	80%	20%	$142,908
Hortensia R. Gómez	$60,000	30%	$—	80%	20%	$66,029
_______________

(1)
Mr. Nelson’s target award under the Incentive Plan is equal to 55% of his base annual salary, prorated at 11.5% of his base annual salary for fiscal 2013 based on the commencement date of his employment.

(2)	Fiscal 2013 target awards for Mark A. Harding and Thomas W. Mortensen were based on each of their average monthly base salaries for fiscal 2013.
Fiscal 2013 bonuses were awarded based on the level of achievement of Company financial performance criteria and individual goals. The form of award letter under the Incentive Plan for fiscal 2013 is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Approval of FY2014 Executive Officer Target Awards
On October 8, 2013, the Compensation Committee also established fiscal 2014 target incentive compensation awards under the Incentive Plan for the Company’s executive officers shown in the table below as a percentage of base salary. The target incentive percentages could result in target bonus dollar amounts, which are also shown in the table below.

Name	Title	Fiscal 2014 Target Award(1)	Percent of Fiscal 2014 Base Salary
Michael H. Keown	President and Chief Executive Officer	$475,000	100%
Mark J. Nelson	Treasurer and Chief Financial Officer	$165,000	55%
Mark A. Harding	Senior Vice President of Operations	$130,689	50%
Thomas W. Mortensen	Senior Vice President of Route Sales	$132,500	50%
Hortensia R. Gómez	Vice President, Controller and Assistant Treasurer	$60,000	30%
_______________

(1)
Dollar amounts shown assume achievement at 100% of established targets and will change if base salary changes during fiscal 2014. The fiscal 2014 target awards shown for Messrs. Nelson, Harding, and Mortensen reflect the changes in their respective base salaries effective as of October 1, 2013.

The Compensation Committee determined that for purposes of fiscal 2014 bonus determinations under the Incentive Plan, the Company’s financial performance will be gauged by the level of achievement of modified net income and modified operating cash flow, in each case as determined from the Company’s audited financial statements. “Modified net income” is defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets. “Modified operating cash flow” is defined as net income from operations (GAAP) after taking into account adjustments for the following items: (i) depreciation and amortization, (ii) provision for doubtful accounts, (iii) changes in: (a) accounts and notes receivable, (b) inventories, (c) income tax receivables, (d) prepaid expenses, (e) other assets, (f) accounts payable, and (g) accrued payroll, expenses and other current liabilities. Subject to the Compensation Committee’s discretion under the Incentive Plan, threshold modified net income equal to no less than 90% of the modified net income target approved by the Compensation Committee must be achieved in fiscal 2014 to earn any bonus payout under the Incentive Plan. Assuming this threshold is reached, then a percentage of achievement ranging from 90% to 200% will be assigned for each of modified net income and modified operating cash flow, respectively, in proportion to the level of modified net income and modified operating cash flow, respectively, achieved. Following that calculation of achievement for each of modified net income and operating cash flow, an overall Company financial performance achievement percentage will be calculated by giving modified net income percentage achievement 80% weight and giving modified operating cash flow 20% weight. The Compensation Committee also assigned individual goals for fiscal 2014 to each of the executive officers shown in the table above.
At the end of the fiscal year, bonus awards will be determined primarily by measuring the Company’s financial performance and the executive officer’s achievement of individual goals. The method for calculating bonus awards is set forth in the form of target award notification letter under the Incentive Plan for fiscal 2014 filed herewith as Exhibit 10.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Form of Award Letter (Fiscal 2013) under Farmer Bros. Co. 2005 Incentive Compensation Plan.*
10.2	Form of Target Award Notification Letter (Fiscal 2014) under Farmer Bros. Co. 2005 Incentive Compensation Plan.*
_______________
* Management contract or compensatory plan or arrangement.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2013

FARMER BROS. CO.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Award Letter (Fiscal 2013) under Farmer Bros. Co. 2005 Incentive Compensation Plan.*
10.2	Form of Target Award Notification Letter (Fiscal 2014) under Farmer Bros. Co. 2005 Incentive Compensation Plan.*
_______________
* Management contract or compensatory plan or arrangement.

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